Exhibit 99.3

Index to Condensed Combined Financial Statements

Page
Independent Auditors’ Review Report	1

Condensed Combined Financial Statements
Condensed Combined Balance Sheets as of September 30, 2021, 2020, and 2019, and
December 31, 2020 and 2019	2
Condensed Combined Statements of Earnings and Comprehensive Income for the Three Months Ended September 30, 2021, 2020, and 2019, and Six Months Ended December 31, 2020 and 2019	4
Condensed Combined Statements of Equity for the Three Months Ended September 30, 2021, 2020, and 2019, and Six Months Ended December 31, 2020 and 2019	5
Condensed Combined Statements of Cash Flows for the Three Months Ended September 30, 2021, 2020, and 2019, and Six Months Ended December 31, 2020 and 2019	6
Notes to Condensed Combined Financial Statements	8

Independent Auditors’ Review Report

The Board of Directors

Meredith Corporation:

Report on the Financial Statements

We have reviewed the accompanying condensed combined balance sheets of LMG RemainCo as of September 30, 2021, 2020, and 2019 and December 31, 2020 and 2019, and the related condensed combined statements of earnings and comprehensive income, equity, and cash flows for the three-month periods ended September 30, 2021, 2020, and 2019 and for the six-month periods ended December 31, 2020 and 2019.

Management’s Responsibility

LMG RemainCo’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Des Moines, Iowa

November 3, 2021

LMG RemainCo

Condensed Combined Balance Sheets

(Unaudited)

Assets	September 30, 2021	September 30, 2020	September 30, 2019
(In millions)
Current assets
Cash	$0.3	$0.2	$0.3
Accounts receivable, net	134.8	123.4	135.1
Current portion of broadcast rights	15.9	14.0	17.5
Other current assets	1.1	1.9	2.0

Total current assets	152.1	139.5	154.9

Property, plant, and equipment	337.2	366.5	360.1
Less accumulated depreciation	(223.7)	(241.5)	(227.5)

Net property, plant, and equipment	113.5	125.0	132.6
Broadcast rights	3.7	3.2	4.9
Operating lease assets	20.1	18.8	18.4
Other assets	5.7	2.4	3.1
Intangible assets, net	717.3	723.5	755.9
Goodwill	112.2	112.2	112.2

Total assets	$1,124.6	$1,124.6	$1,182.0

Liabilities and Equity
Current liabilities
Current portion of long-term broadcast rights payable	$17.3	$14.2	$17.2
Current portion of operating lease liabilities	2.0	1.9	2.8
Accounts payable	26.7	33.7	52.4
Accrued expenses and other liabilities	44.5	34.2	25.6
Unearned revenues	5.3	20.2	4.6

Total current liabilities	95.8	104.2	102.6
Long-term broadcast rights payable	5.6	5.7	7.5
Operating lease liabilities	18.3	17.1	15.4
Deferred income taxes	126.0	120.9	118.9
Other noncurrent liabilities	6.4	9.0	6.3

Total liabilities	252.1	256.9	250.7

Equity
Net investment by Meredith Corporation	871.3	868.8	931.7
Accumulated other comprehensive income (loss)	1.2	(1.1)	(0.4)

Total equity	872.5	867.7	931.3

Total liabilities and equity	$1,124.6	$1,124.6	$1,182.0

See accompanying Notes to Condensed Combined Financial Statements

LMG RemainCo

Condensed Combined Balance Sheets

(Unaudited)

	December 31,	December 31,
Assets	2020	2019
(In millions)
Current assets
Cash	$—	$0.1
Accounts receivable, net	140.5	146.5
Current portion of broadcast rights	10.7	13.6
Other current assets	1.4	1.4

Total current assets	152.6	161.6

Property, plant, and equipment	369.0	365.6
Less accumulated depreciation	(246.4)	(231.5)

Net property, plant, and equipment	122.6	134.1
Broadcast rights	2.7	5.0
Operating lease assets	18.4	17.1
Other assets	2.5	3.1
Intangible assets, net	721.6	753.2
Goodwill	112.2	112.2

Total assets	$1,132.6	$1,186.3

Liabilities and Equity
Current liabilities
Current portion of long-term broadcast rights payable	$11.3	$14.9
Current portion of operating lease liabilities	1.7	2.6
Accounts payable	32.5	44.8
Accrued expenses and other liabilities	39.1	27.0
Unearned revenues	9.9	5.1

Total current liabilities	94.5	94.4
Long-term broadcast rights payable	4.8	7.5
Operating lease liabilities	16.9	14.4
Deferred income taxes	123.1	119.4
Other noncurrent liabilities	7.8	6.3

Total liabilities	247.1	242.0

Equity
Net investment by Meredith Corporation	886.6	944.7
Accumulated other comprehensive loss	(1.1)	(0.4)

Total equity	885.5	944.3

Total liabilities and equity	$1,132.6	$1,186.3

See accompanying Notes to Condensed Combined Financial Statements

LMG RemainCo

Condensed Combined Statements of Earnings and Comprehensive Income

(Unaudited)

Three months ended September 30,	2021	2020	2019
(In millions)
Revenues
Advertising related	$81.6	$113.5	$84.6
Retransmission	96.7	91.4	79.6
Other	3.9	3.4	4.1

Total revenues	182.2	208.3	168.3

Operating expenses
Production, distribution, and editorial	95.4	88.0	85.4
Selling, general, and administrative	40.6	44.2	41.1
Restructuring related activities	1.3	7.0	0.8
Depreciation and amortization	6.7	7.6	8.9

Total operating expenses	144.0	146.8	136.2

Income from operations	38.2	61.5	32.1
Non-operating income, net	0.2	0.1	—
Interest expense, net	—	(0.1)	(1.1)

Earnings from operations before income taxes	38.4	61.5	31.0
Income tax expense	(9.9)	(15.3)	(7.8)

Net earnings	28.5	46.2	23.2
Other comprehensive income, net of income taxes
Pension benefit plan activity	—	—	—

Comprehensive income	$28.5	$46.2	$23.2

Six months ended December 31,	2020	2019
(In millions)
Revenues
Advertising related	$312.1	$184.6
Retransmission	183.3	164.7
Other	7.3	7.0

Total revenues	502.7	356.3

Operating expenses
Production, distribution, and editorial	181.1	172.1
Selling, general, and administrative	94.8	83.5
Restructuring related activities	7.0	3.1
Depreciation and amortization	15.2	17.8

Total operating expenses	298.1	276.5

Income from operations	204.6	79.8
Non-operating expense, net	(0.4)	(2.6)
Interest expense, net	(0.1)	(1.2)

Earnings from operations before income taxes	204.1	76.0
Income tax expense	(50.8)	(19.2)

Net earnings	153.3	56.8
Other comprehensive income, net of income taxes
Pension benefit plan activity	—	—

Comprehensive income	$153.3	$56.8

See accompanying Notes to Condensed Combined Financial Statements

LMG RemainCo

Condensed Combined Statements of Equity

(Unaudited)

(In millions)	Net Investment by Meredith Corporation	Accumulated Other Comprehensive Income	Total
Balance at June 30, 2021	$874.2	$1.2	$875.4
Net earnings	28.5	—	28.5
Net transfers to Meredith Corporation	(31.4)	—	(31.4)

Balance at September 30, 2021	$871.3	$1.2	$872.5

(In millions)	Net Investment by Meredith Corporation	Accumulated Other Comprehensive Loss	Total
Balance at June 30, 2020	$906.5	$(1.1)	$905.4
Net earnings	46.2	—	46.2
Net transfers to Meredith Corporation	(84.7)	—	(84.7)
Cumulative effect adjustment for adoption of Accounting
Standards Update 2016-13	0.8	—	0.8

Balance at September 30, 2020	868.8	(1.1)	867.7

Net earnings	107.1	—	107.1
Net transfers to Meredith Corporation	(89.3)	—	(89.3)

Balance at December 31, 2020	$886.6	$(1.1)	$885.5

(In millions)	Net Investment by Meredith Corporation	Accumulated Other Comprehensive Loss	Total
Balance at June 30, 2019	$929.2	$(0.4)	$928.8
Net earnings	23.2	—	23.2
Net transfers to Meredith Corporation	(20.7)	—	(20.7)

Balance at September 30, 2019	931.7	(0.4)	931.3

Net earnings	33.6	—	33.6
Net transfers to Meredith Corporation	(20.6)	—	(20.6)

Balance at December 31, 2019	$944.7	$(0.4)	$944.3

See accompanying Notes to Condensed Combined Financial Statements

LMG RemainCo

Condensed Combined Statements of Cash Flows

(Unaudited)

Three months ended September 30,	2021	2020	2019
(In millions)
Cash flows from operating activities
Net earnings	$28.5	$46.2	$23.2
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation	5.3	5.6	6.1
Amortization	1.4	2.0	2.8
Non-cash lease expense	0.6	0.6	0.8
Share-based compensation	2.3	2.6	2.0
Deferred income taxes	1.0	0.9	0.3
Amortization of broadcast rights	3.7	4.6	4.9
Other operating activities, net	0.1	—	1.1
Changes in assets and liabilities	(8.0)	28.8	(9.3)

Net cash provided by operating activities	34.9	91.3	31.9

Cash flows from investing activities
Additions to property, plant, and equipment	(0.7)	(3.3)	(8.5)

Net cash used in investing activities	(0.7)	(3.3)	(8.5)

Cash flows from financing activities
Net transfers to Meredith Corporation	(34.1)	(87.7)	(23.6)
Financing lease payments	(0.1)	(0.1)	—

Net cash used in financing activities	(34.2)	(87.8)	(23.6)

Net increase (decrease) in cash	—	0.2	(0.2)
Cash at beginning of period	0.3	—	0.5

Cash at end of period	$0.3	$0.2	$0.3

See accompanying Notes to Condensed Combined Financial Statements

LMG RemainCo

Condensed Combined Statements of Cash Flows

(Unaudited)

Six months ended December 31,	2020	2019
(In millions)
Cash flows from operating activities
Net earnings	$153.3	$56.8
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation	11.3	12.3
Amortization	3.9	5.5
Non-cash lease expense	1.2	1.5
Share-based compensation	3.5	2.9
Deferred income taxes	3.1	0.8
Amortization of broadcast rights	8.4	9.6
Other operating activities, net	—	0.7
Changes in assets and liabilities	(0.1)	(29.7)

Net cash provided by operating activities	184.6	60.4

Cash flows from investing activities
Additions to property, plant, and equipment	(6.2)	(15.6)

Net cash used in investing activities	(6.2)	(15.6)

Cash flows from financing activities
Net transfers to Meredith Corporation	(178.3)	(45.1)
Financing lease payments	(0.1)	(0.1)

Net cash used in financing activities	(178.4)	(45.2)

Net decrease in cash	—	(0.4)
Cash at beginning of period	—	0.5

Cash at end of period	$—	$0.1

See accompanying Notes to Condensed Combined Financial Statements

LMG RemainCo

Notes to Condensed Combined Financial Statements

(Unaudited)

1. Summary of Significant Accounting Policies

Background and Nature of Operations—On May 3, 2021, Meredith Corporation announced its intent to separate its local media group and national media group operations into two independent companies by distributing (the Distribution) to Meredith Corporation’s shareholders, on a pro rata basis, the issued and outstanding capital stock of Meredith Holdings Corporation, an Iowa corporation and newly formed wholly-owned subsidiary of Meredith Corporation, which will hold Meredith Corporation’s national media group and corporate functions following the separation (collectively, the Spin-Off). As part of this announcement, Meredith Corporation, Gray Television, Inc., and Gray Hawkeye Stations, Inc., a wholly-owned subsidiary of Gray Television, Inc. (Gray Merger Sub), entered into an Agreement and Plan of Merger (the Gray Merger Agreement), as amended June 2, 2021 and October 6, 2021, to effect the acquisition of Meredith Corporation by Gray Television, Inc., immediately after and subject to the consummation of the Spin-Off (as described above), through the merger of Gray Merger Sub with and into Meredith Corporation (the Gray Merger), with Meredith Corporation surviving the Gray Merger as a wholly-owned subsidiary of Gray Television, Inc. As a result of the Distribution and Spin-Off and immediately prior to the Gray Merger, Meredith Corporation will hold the local media group only (LMG RemainCo ).

The condensed combined financial statements reflect the historical results of operations, financial positions, and cash flows of LMG RemainCo (the Company), which consists of Meredith Corporation’s historical local media group excluding the MNI Targeted Media and People TV businesses, which will be transferred from Meredith Corporation’s local media group to Meredith Corporation’s national media group as part of the Spin-Off . The Company has one reportable segment. LMG RemainCo includes 17 television stations and related digital media operations. LMG RemainCo ’s operations are diversified geographically within the United States (U.S.), and the Company has a broad customer base.

Basis of Presentation—The condensed combined financial statements of LMG RemainCo were prepared in connection with the anticipated transaction and have been derived from the Consolidated Financial Statements and accounting records of Meredith Corporation (Parent) as if it were operated on a standalone basis during the periods presented.

The accompanying unaudited condensed combined financial statements have been prepared pursuant to rules and regulations of the United States Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by U.S. generally accepted accounting principles for complete financial statements. These condensed combined financial statements should be read in conjunction with the Company’s audited combined financial statements, which are included in the fiscal year 2021 LMG RemainCo Combined Financial Statements dated September 17, 2021, for the years ended June 30, 2021 and 2020.

The condensed combined financial statements as of and for the three months ended September 30, 2021, 2020, and 2019, and as of and for the six months ended December 31, 2020 and 2019, are unaudited but, in management’s opinion, include all adjustments necessary for a fair presentation of the results of interim periods. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

Interim results may vary significantly as the economic impact of the COVID-19 pandemic continues to evolve. The extent to which the evolving COVID-19 pandemic impacts the Company’s condensed combined financial statements will depend on a number of factors, including the magnitude and duration of the pandemic. There remains risk that COVID-19 could have material adverse impacts on future revenue growth as well as overall profitability.

The Condensed Combined Statements of Earnings and Comprehensive Income of the Company reflect allocations of general corporate expenses from Parent including, but not limited to, executive management, employee benefits administration, occupancy, corporate administration, aviation, legal, sourcing, corporate development, finance, human resources, communications, information technology, and other shared services.

These allocations were made on a direct usage basis when identifiable, with the remainder allocated on the basis of relative revenues, salaries, headcount, or other relevant measures. Management of the Company and Parent consider these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to, the Company. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees, and strategic decisions made in areas such as selling and marketing, information technology, and infrastructure.

The Condensed Combined Balance Sheets of the Company include Parent assets and liabilities that are specifically identifiable or otherwise attributable to the Company, including subsidiaries and affiliates in which Parent has a controlling financial interest or is the primary beneficiary.

Parent uses a centralized cash management strategy where cash balances are comingled for all of Parent’s businesses. The cash and cash equivalents held by Parent at the corporate level are not specifically identifiable to the Company and, therefore, have not been reflected in the Condensed Combined Balance Sheets. Only cash balances legally owned by the Company are reflected in the Condensed Combined Balance Sheets. Transfers of cash between the Company and Parent are included within the Net transfers to Meredith Corporation line in the Condensed Combined Statements of Cash Flows and the Condensed Combined Statements of Equity.

Parent sponsors various pension and postretirement plans for eligible Company employees and retirees. Parent-sponsored plans in which the Company’s employees participate are accounted for as multiemployer benefit plans in the condensed combined financial statements. Accordingly, the related net benefit plan obligation, plan assets, and accumulated other comprehensive income amounts for these plans are not included in the Company’s Condensed Combined Balance Sheets. The related net periodic pension cost has been allocated to the Company for Company employees as well as an allocation of Parent’s corporate and shared functional employee expenses on the basis of revenues when a basis of direct attribution was not identifiable. One benefit plan in the Company’s operations includes only active, retired, and other former Company employees and the Company will assume sponsorship of this plan upon consummation of the transaction. This plan is accounted for as a single employer benefit plan. Accordingly, the net benefit obligation, plan assets, and accumulated other comprehensive income amounts for this plan are recorded in the Company’s condensed combined financial statements. The net periodic pension cost included in the Company’s Condensed Combined Statements of Earnings and Comprehensive Income includes the total cost of the single employer plan and the cost allocated to the Company for multiemployer benefit plans.

The Company’s employees have historically participated in Parent’s share-based compensation plans. Share-based compensation expense has been allocated to the Company for Company employees based on the awards and terms previously granted to the Company’s employees as well as an allocation of Parent’s corporate and shared functional employee expenses on the basis of revenues when a basis of direct attribution was not identifiable.

Income tax expense in the condensed combined financial statements has been calculated on a separate-return method. Under the separate-return method of allocation, the separate financial statements determine current and deferred tax expense or benefit for the period as if the group member were required to file a separate tax return. The Company’s historical operations are included in the tax returns of Meredith Corporation.

As the separate legal entities that make up the Company’s business were not historically held by a single legal entity, net investment by Meredith Corporation is shown in lieu of shareholders’ equity in these condensed combined financial statements. Net investment by Meredith Corporation represents Meredith Corporation’s interest in the recorded assets of the Company and the cumulative investment by Meredith Corporation in the Company through the periods presented, inclusive of operating results.

The Company does not have any off-balance sheet arrangements.

2. Intangible Assets and Goodwill

Intangible assets consisted of the following:

	September 30, 2021
(In millions)	Gross Amount	Accumulated Amortization	Net Amount
Intangible assets subject to amortization
Network affiliation agreements	$218.6	$(157.9)	$60.7
Retransmission agreements	6.7	(3.0)	3.7

Total	$225.3	$(160.9)	64.4

Intangible assets not subject to amortization
FCC licenses			652.9

Total			652.9

Intangible assets, net			$717.3

	September 30, 2020			September 30, 2019
	Gross	Accumulated	Net	Gross	Accumulated	Net
(In millions)	Amount	Amortization	Amount	Amount	Amortization	Amount
Intangible assets subject to amortization
Network affiliation agreements	$229.3	$(163.1)	$66.2	$229.3	$(156.7)	$72.6
Retransmission agreements	10.6	(6.3)	4.3	27.9	(20.2)	7.7
Other	0.7	(0.6)	0.1	1.7	(1.3)	0.4

Total	$240.6	$(170.0)	70.6	$258.9	$(178.2)	80.7

Intangible assets not subject to amortization
FCC licenses			652.9			675.2

Total			652.9			675.2

Intangible assets, net			$723.5			$755.9

	December 31, 2020			December 31, 2019
(In millions)	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
Intangible assets subject to amortization
Network affiliation agreements	$229.3	$(164.7)	$64.6	$229.3	$(158.3)	$71.0
Retransmission agreements	10.6	(6.6)	4.0	27.9	(21.2)	6.7
Other	0.7	(0.6)	0.1	1.7	(1.4)	0.3

Total	$240.6	$(171.9)	68.7	$258.9	$(180.9)	78.0

Intangible assets not subject to amortization
FCC licenses			652.9	675.2

Total			652.9	675.2

Intangible assets, net			$721.6	$ 753.2

Amortization expense was $1.4 million, $2.0 million, and $2.8 million for the three months ended September 30, 2021, 2020, and 2019, respectively. Amortization expense was $3.9 million and $5.5 million for the six months ended December 31, 2020 and 2019, respectively.

Annual amortization expense for intangible assets is expected to be as follows: $5.6 million in fiscal 2022, $4.5 million in fiscal 2023, $4.5 million in fiscal 2024, $4.5 million in fiscal 2025, and $4.5 million in fiscal 2026.

During the three months ended September 30, 2021, 2020, and 2019, and the six months ended December 31, 2020 and 2019, there were no changes in the carrying amount of goodwill of $112.2 million.

3. Restructuring Accrual

In the first quarter of fiscal 2021, Parent’s management committed to a performance improvement plan to control costs. Actions included consolidating certain LMG RemainCo functions. Including allocations for Parent’s corporate and shared functional employees, the Company recorded pre-tax restructuring charges of $7.0 million for severance and related benefit costs associated with the involuntary termination of employees. These actions affected approximately 140 LMG RemainCo employees. These costs were recorded in the restructuring related activities line on the Condensed Combined Statements of Earnings and Comprehensive Income. The majority of the severance costs for these restructuring actions were paid during fiscal 2021, with the remainder to be paid in fiscal 2022. No additional restructuring costs are expected to be incurred.

In the first quarter of fiscal 2020, Parent’s management committed to reduce the workforce in LMG RemainCo. Including allocations for Parent’s corporate and shared functional employees, the Company recorded pre-tax restructuring charges totaling $0.8 million for severance and related benefit costs associated with the involuntary termination of employees. In the second quarter of fiscal 2020, additional actions were taken. Including allocations for Parent’s corporate and shared functional employees, the Company recorded pre-tax restructuring charges totaling $2.3 million for severance and related benefit costs associated with the involuntary termination of employees. Combined, these actions affected approximately 15 LMG RemainCo employees. These costs were recorded in the restructuring related activities line on the Condensed Combined Statements of Earnings and Comprehensive Income. The majority of the severance costs were paid during fiscal 2020, with the remainder paid in the first half of fiscal 2021.

Details of changes in the Company’s restructuring accrual related to employee terminations are as follows:

Three months ended September 30,	2021	2020	2019
(In millions)
Balance at beginning of period	$1.5	$0.6	$1.0
Accruals	—	7.2	0.7
Cash payments	(0.7)	(0.6)	(0.6)

Balance at end of period	$0.8	$7.2	$1.1

Six months ended December 31,	2020	2019
(In millions)
Balance at beginning of period	$0.6	$1.0
Accruals	7.2	2.4
Cash payments	(3.6)	(1.3)

Balance at end of period	$4.2	$2.1

As of September 30, 2021, $0.8 million was included within the accrued expenses and other liabilities line on the Condensed Combined Balance Sheets.

4. Income Taxes

For the three months ended September 30, 2021, Meredith recorded income tax expense of $9.9 million for an effective tax rate of 25.7 percent. This compares to income tax expense of $15.3 million and $7.8 million, for effective tax rates of 24.9 percent and 25.2 percent for the three months ended September 30, 2020 and September 30, 2019, respectively.

For the six months ended December 31, 2020, Meredith recorded income tax expense of $50.8 million for an effective tax rate of 24.9 percent. This compares to an income tax expense of $19.2 million, for an effective tax rate of 25.2 percent, for the six months ended December 31, 2019.

5. Commitments and Contingencies

Indemnifications

Pursuant to the Gray Merger Agreement and Tax Matters Agreement entered into among Meredith Corporation, Gray Television, Inc., and Gray Hawkeye Stations, Inc., Gray Television, Inc. will become the parent of LMG RemainCo and the primary obligor for Meredith Corporation taxes that are incurred prior to the transaction. Gray Television, Inc. will be indemnified by Meredith Holdings Corporation for any taxes of Meredith Corporation or Meredith Holdings Corporation during the pre-closing period, including certain taxes attributable to the transaction. As the indemnification is contingent upon the transaction, the Company has not established an accrued asset or liability for the indemnification in the condensed combined financial statements.

Due to the inherent difficulty of predicting the consummation date of the transaction and the amounts payable or receivable under the indemnification, the Company cannot predict the total indemnification amount or timing of payment.

Legal Proceedings

In the ordinary course of business, the Company is a defendant in or party to various legal claims, actions, and proceedings. These claims, actions, and proceedings are at varying stages of investigation, arbitration, or adjudication, and involve a variety of areas of law.

On April 3, 2019, a purported class of plaintiff purchasers of broadcast television spot advertising amended its pending consolidated complaint in the U.S. District Court for the Northern District of Illinois against a number of broadcast television station groups to add LMG RemainCo and other broadcast television station groups as defendants (the Defendants). The amended complaint alleges that the Defendants have violated federal antitrust law by entering into agreements with their competitors to fix prices and exchange competitively sensitive information. The Defendants filed a joint motion to dismiss on June 5, 2019, after which the plaintiffs filed a consolidated second amended complaint on September 9, 2019. The Defendants filed a joint motion to dismiss the second amended complaint on October 8, 2019. On November 6, 2020, the court denied the motion to dismiss. The Court has set a pretrial schedule requiring that all fact discovery be completed by July 1, 2022, and briefing on class certification be completed by November 14, 2022.

The results of any such litigation, including the aforementioned class action lawsuits, investigations, and other legal proceedings are inherently unpredictable and expensive. Any claims against the Company, whether meritorious or not, could be time consuming, result in costly litigation, damage our reputation, require significant amounts of management time, and divert significant resources. If any of these legal proceedings were to be determined adversely to the Company, or the Company were to enter into a settlement arrangement, it could be exposed to monetary damages or limits on our ability to operate the business, which could have an adverse effect on the business, financial condition, and operating results.

The Company establishes an accrued liability for specific matters, such as a legal claim, when the Company determines both that a loss is probable, and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters. Due to the inherent difficulty of predicting the outcome of litigation, claims, and other matters, the Company often cannot predict what the eventual outcome of a pending matter will be, or what the timing or results of the ultimate resolution of a matter will be. Accordingly, for the matter described above, the Company is unable to predict the outcome or reasonably estimate a range of possible loss.

6. Fair Value Measurements

The Company estimates the fair value of financial instruments using available market information and valuation methodologies the Company believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts the Company would realize upon disposition.

The fair value hierarchy consists of three broad levels of inputs that may be used to measure fair value, which are described below:

• Level 1	Quoted prices (unadjusted) in active markets for identical assets or liabilities;

• Level 2	Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

• Level 3	Assets or liabilities for which fair value is based on valuation models with significant unobservable pricing inputs and which result in the use of management estimates.

The following tables set forth the carrying value and the estimated fair value of the Company’s financial instruments not measured at fair value in the Condensed Combined Balance Sheets:

	September 30, 2021		September 30, 2020		September 30, 2019
(In millions)	Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
Broadcast rights payable	$22.9	$21.6	$19.9	$18.8	$24.7	$23.1

	December 31, 2020		December 31, 2019
(In millions)	Carrying Value	Fair Value	Carrying Value	Fair Value
Broadcast rights payable	$16.1	$15.1	$22.4	$21.1

The fair value of broadcast rights payable was determined utilizing Level 3 inputs.

The following tables summarize recurring and nonrecurring fair value measurements at September 30, 2021, 2020, and 2019, and December 31, 2020 and 2019:

	September 30, 2021
(In millions)	Total	Level 1	Level 2	Level 3
Recurring fair value measurements
Accrued expenses
Deferred compensation plans	$0.1	$—	$0.1	$—
Other noncurrent liabilities
Deferred compensation plans	1.1	—	1.1	—

Total recurring liability fair value measurements	$1.2	$—	$1.2	$—

	September 30, 2020
(In millions)	Total	Level 1	Level 2	Level 3
Recurring fair value measurements
Accrued expenses
Deferred compensation plans	$0.1	$—	$0.1	$—
Other noncurrent liabilities
Deferred compensation plans	0.9	—	0.9	—

Total recurring liability fair value measurements	$1.0	$—	$1.0	$—

	September 30, 2019
(In millions)	Total	Level 1	Level 2	Level 3
Recurring fair value measurements
Other noncurrent liabilities
Deferred compensation plans	$1.1	$—	$1.1	$—

	December 31, 2020
(In millions)	Total	Level 1	Level 2	Level 3
Recurring fair value measurements
Other noncurrent liabilities
Deferred compensation plans	$1.1	$—	$1.1	$—

	December 31, 2019
(In millions)	Total	Level 1	Level 2	Level 3
Recurring fair value measurements
Other noncurrent liabilities
Deferred compensation plans	$1.0	$—	$1.0	$—

The fair value of deferred compensation plans was derived from quotes from observable market information and thus represented a Level 2 measurement.

7. Revenue Recognition

LMG RemainCo disaggregates revenue from contracts with customers by types of goods and services. A reconciliation of disaggregated revenue to total revenue disclosed in the Condensed Combined Statements of Earnings and Comprehensive Income is as follows.

Three months ended September 30,	2021	2020	2019
(In millions)
Advertising related
Non-political spot	$70.6	$56.8	$76.8
Political spot	5.0	51.7	2.6
Digital	5.4	4.4	4.2
Third party sales	0.6	0.6	1.0

Total advertising related	81.6	113.5	84.6

Retransmission	96.7	91.4	79.6
Other	3.9	3.4	4.1

Total revenues	$182.2	$208.3	$168.3

Six months ended December 31,	2020	2019
(In millions)
Advertising related
Non-political spot	$132.1	$166.3
Political spot	169.4	7.0
Digital	9.2	9.1
Third party sales	1.4	2.2

Total advertising related	312.1	184.6

Retransmission	183.3	164.7
Other	7.3	7.0

Total revenues	$502.7	$356.3

Contract Balances

The timing of LMG RemainCo’s performance under its various contracts often differs from the timing of the customer’s payment, which results in the recognition of a contract asset or a contract liability. A contract asset is recognized when a good or service is transferred to a customer and the Company does not have the contractual right to bill for the related performance obligations. Due to the nature of its contracts, the Company does not have any significant contract assets. A contract liability is recognized when consideration is received from the customer prior to the transfer of goods or services.

Contract liabilities were $5.3 million, $20.2 million, and $4.6 million at September 30, 2021, 2020, and 2019, respectively, and $9.9 million and $5.1 million at December 31, 2020 and 2019, respectively, and are presented as unearned revenues on the Condensed Combined Balance Sheets.

Revenue of $4.1 million, $4.0 million, and $3.1 million recognized in the three months ended September 30, 2021, 2020, and 2019, respectively, were in contract liabilities at the beginning of the period. Revenue of $5.4 million and $4.4 million recognized in the six months ended December 31, 2020 and 2019, respectively, were in contract liabilities at the beginning of the period.

8. Pension and Postretirement Benefit Plans

The Condensed Combined Statements of Earnings and Comprehensive Income include the benefit cost allocated to the Company for Company employees and for shared and functional corporate employees on the basis of revenues when a basis of direct attribution was not identifiable. Total benefit costs allocated to the Company were $0.5 million, $0.6 million, and $0.7 million for the three months ended September 30, 2021, 2020, and 2019, respectively. Total benefit costs allocated to the Company were $1.7 million and $4.0 million for the six months ended December 31, 2020 and 2019, respectively.

The following table presents the components of net periodic benefit costs for the pension plan in the Parent’s operations that includes only active, retired, and other former Company employees and for which the Company will assume sponsorship upon consummation of the transaction:

Three months ended September 30,	2021	2020	2019
(In millions)
Components of net periodic benefit credit
Service cost	$0.1	$0.1	$0.1
Interest cost	0.1	0.1	0.1
Expected return on plan assets	(0.3)	(0.2)	(0.3)

Net periodic benefit credit	$(0.1)	$—	$(0.1)

Six months ended December 31,	2020	2019
(In millions)
Components of net periodic benefit credit
Service cost	$0.2	$0.1
Interest cost	0.1	0.2
Expected return on plan assets	(0.4)	(0.5)

Net periodic benefit credit	$(0.1)	$(0.2)

The components of net periodic benefit credit, other than the service cost component, are included in the non- operating income (expense), net line on the accompanying Condensed Combined Statements of Earnings and Comprehensive Income.

9. Related Party Disclosures

The Company does not enter into transactions with related parties to purchase or sell goods or services in the ordinary course of business. Transactions between the Company and Parent are reflected in equity in the Condensed Combined Balance Sheets as net investment by Meredith Corporation and in the Condensed Combined Statements of Cash Flows as a financing activity in net transfers to Meredith Corporation.

The Condensed Combined Statements of Earnings and Comprehensive Income reflect allocations of general corporate expenses from Parent including, but not limited to, executive management, employee benefits administration, occupancy, corporate administration, aviation, legal, sourcing, corporate development, finance, human resources, communications, information technology, and other shared services. These allocations were made on a direct usage basis when identifiable, with the remainder allocated on the basis of relative revenues, salaries, headcount, or other relevant measures. These allocations were $4.2 million, $2.8 million, and $4.3 million for the three months ended September 30, 2021, 2020, and 2019, and $6.2 million and $10.8 million for the six months ended December 31, 2020 and 2019, respectively.

Management of the Company and Parent consider these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to, the Company. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees, and strategic decisions made in areas such as selling and marketing, information technology, and infrastructure.

10. Subsequent Events

The Company has evaluated transactions that occurred through November 3, 2021, the date these condensed combined financial statements were available for issuance, for the purposes of unrecognized subsequent events.

On October 6, 2021, Meredith Corporation announced that Meredith Corporation and Meredith Holdings Corporation have entered into a definitive agreement to sell Meredith Holdings Corporation (which will hold the national media group and corporate functions) to About, Inc. (Dotdash), a wholly-owned subsidiary of IAC/InterActiveCorp (the Dotdash Merger). Meredith Corporation currently expects the Spin-Off and the Gray Merger to be consummated in the second quarter of fiscal year 2022 (subject to the satisfaction or waiver of closing conditions (including regulatory and shareholder approvals). Completion of the Dotdash Merger is not a condition to the consummation of the Spin-Off or the Gray Merger, and for so long as the Gray Merger Agreement is in effect, the Dotdash Merger will not occur until after the closing of the Gray Merger. If the conditions to completing the Dotdash Merger have been satisfied, Meredith Holdings Corporation currently expects the Dotdash Merger to be consummated on the same day as, and following completion of, the Spin-Off and the Gray Merger.